Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-248667, 333-240312, 333-238100, 333-214449, 333-188168 and 333-137143) of Hanesbrands Inc. of our report dated February 16, 2022 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Greensboro, North Carolina
February 16, 2022